Exhibit 16.1

February 16, 2012

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington DC 20549-7561

Re:           Aprecia, Inc.
 Commission File Number (333-138625)

Commissioners:

We have read Item 4.01 of Form 8-K dated February 16, 2012, of Aprecia, Inc. and are in agreement with the statements contained therein.

/s/ Li & Company, PC
Li & Company, PC